AFH Acquisition III, Inc. 10-K/A

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K/A Amendment No. 1 of AFH Acquisition III, Inc, of our report dated January 29, 2010 on our audit of the financial statements of AFH Acquisition III, Inc as of October  31, 2009 and 2008, and the related statements of operations, stockholder’s deficit and cash flows for each of the years in the two year period ended October  31, 2009, and from the date of inception (September 24, 2007) through October 31, 2009.

/s/ EFP Rotenberg, LLP
EFP Rotenberg, LLP
Rochester, New York
March 16, 2010